Exhibit 99.1

Delta Apparel Announces Stronger than Expected First Quarter Sales

Double-Digit Sales Growth in all Business Units

Duluth, Georgia, January 10, 2022 -- Delta Apparel, Inc. (NYSE American: DLA), a leading provider of core activewear and lifestyle apparel products, today announced preliminary sales results for its fiscal year 2022 first quarter ended January 1, 2022.

The Company expects overall net sales for the first quarter of fiscal 2022 to be approximately $109 million. The stronger than anticipated sales growth is approximately 15% higher than the $94.7 million achieved in the fiscal first quarter of the prior year. The outstanding sales growth was driven by strong demand across all of its business units, combined with impressive manufacturing and operational performance.  Higher selling prices including additional value adding steps also contributed to the sales growth achieved during the quarter.

Robert W. Humphreys, the Company’s Chairman and Chief Executive Officer, commented, “We are extremely pleased with the top-line results delivered this quarter, which showed strong growth over the first quarter of fiscal 2021 and also was significantly higher than the first quarter of fiscal 2019 sales.”

The Delta Group and the Salt Life Group each achieved double digit sales growth for the quarter.  The Delta Group demand currently exceeds capacity in most channels of distribution.  Manufacturing initiatives are expected to increase available capacity in the back half of this fiscal year. The Salt Life Group’s sales growth was approximately 25% higher than the first quarter of fiscal 2021 which was driven by strong demand from wholesale customers combined with outstanding growth in its direct to consumer channels of distribution.

Humphreys further commented, “We have demonstrated over the past year Delta Apparel has a strong vertical supply chain that is diversified, reliable and delivers value adding services that are in high demand.  This combined with our unique technology and print on demand business, DTG2Go, positions us uniquely in the marketplace.  Further, our high growth, high margin Salt Life branded business provides  an additional platform to drive value for our shareholders while further leveraging our manufacturing, sourcing and design capabilities.”

As previously announced, the Company is scheduled to host a virtual fireside chat today at 10:00 a.m. Eastern Time at the 24th Annual ICR Conference. A webcast of the fireside chat and presentation materials will be available on Delta Apparel's website at www.deltaapparelinc.com and will remain available for 90 days. Real Player or Windows Media Player is required to listen to the webcast.

Earnings Call for First Quarter Fiscal 2022 on February 8, 2022

Financial results for the Company’s fiscal year 2022 first quarter ending January 1, 2022, will be released after the market close on February 8, 2022. At 4:30 p.m. ET on that day, the Company’s senior management will also hold a conference call to discuss its financial results and business outlook. The Company invites you to join the call by dialing 888-394-8218. If calling from outside the United States, please dial 323-794-2588. A live webcast of the conference call will be available at www.deltaapparelinc.com. Please visit the website at least 15 minutes early to register for the teleconference webcast and download any necessary software. A replay of the call will be available through March 8, 2022. To access the telephone replay, participants should dial toll-free 844-512-2921. International callers can dial 412-317-6671. The access code for the replay is 6629249.

About Delta Apparel, Inc.

Delta Apparel, Inc., along with its operating subsidiaries, DTG2Go, LLC, Salt Life, LLC, and M.J. Soffe, LLC, is a vertically-integrated, international apparel company that designs, manufactures, sources, and markets a diverse portfolio of core activewear and lifestyle apparel products under the primary brands of Salt Life®, Soffe®, and Delta. The Company is a market leader in the on-demand, digital print and fulfillment industry, bringing DTG2Go’s proprietary technology and innovation to the supply chain of its customers. The Company specializes in selling casual and athletic products through a variety of distribution channels and tiers, including outdoor and sporting goods retailers, independent and specialty stores, better department stores and mid-tier retailers, mass merchants and e-retailers, the U.S. military, and through its business-to-business digital platform. The Company’s products are also made available direct-to-consumer on its ecommerce sites at www.saltlife.com, www.soffe.com and www.deltaapparel.com as well as through its branded retail stores. The Company’s operations are located throughout the United States, Honduras, El Salvador, and Mexico, and it employs approximately 8,700 people worldwide. Additional information about the Company is available at www.deltaapparelinc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking” statements that involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, the general U.S. and international economic conditions; the impact of the COVID-19 pandemic and government/social actions taken to contain its spread on our operations, financial condition, liquidity, and capital investments, including recent labor shortages, inventory constraints, and supply chain disruptions; significant interruptions or disruptions within our manufacturing, distribution or other operations; deterioration in the financial condition of our customers and suppliers and changes in the operations and strategies of our customers and suppliers; the volatility and uncertainty of cotton and other raw material prices and availability; the competitive conditions in the apparel industry; our ability to predict or react to changing consumer preferences or trends; our ability to successfully open and operate new retail stores in a timely and cost-effective manner; the ability to grow, achieve synergies and realize the expected profitability of acquisitions; changes in economic, political or social stability at our offshore locations in areas in which we, or our suppliers or vendors, operate; our ability to attract and retain key management; the volatility and uncertainty of energy, fuel and related costs; material disruptions in our information systems related to our business operations; compromises of our data security; significant changes in our effective tax rate; significant litigation in either domestic or international jurisdictions; recalls, claims and negative publicity associated with product liability issues; the ability to protect our trademarks and other intellectual property; changes in international trade regulations; our ability to comply with trade regulations; changes in employment laws or regulations or our relationship with employees; negative publicity resulting from violations of manufacturing standards or labor laws or unethical business practices by our suppliers and independent contractors; the inability of suppliers or other third-parties, including those related to transportation, to fulfill the terms of their contracts with us; restrictions on our ability to borrow capital or service our indebtedness; interest rate fluctuations increasing our obligations under our variable rate indebtedness; the ability to raise additional capital; the impairment of acquired intangible assets; foreign currency exchange rate fluctuations; the illiquidity of our shares; price volatility in our shares and the general volatility of the stock market; and the other factors set forth in the "Risk Factors" contained in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and as updated in our subsequently filed Quarterly Reports on Form 10-Q. Except as may be required by law, Delta Apparel, Inc. expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Company Contact:

Simone Walsh, 864-232-5200 x6620
investor.relations@deltaapparel.com

Investor Relations and Media Contact:
ICR, Inc.

Investors:
Tom Filandro, 646-277-1235

Media:
Jessica Liddell, 203-682-8208
DLAPR@icrinc.com